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             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON DECEMBER 30, 1997
                          REGISTRATION NO. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               1ST BERGEN BANCORP
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          NEW JERSEY                                         22-3409485
 ------------------------------                           ------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

250 VALLEY BOULEVARD, WOOD-RIDGE, NEW JERSEY                   07075
--------------------------------------------                ----------
  (Address of principal executive offices)                  (Zip code)

                          SOUTH BERGEN SAVINGS BANK
                       401(k) PROFIT SHARING PLAN & TRUST
                       ----------------------------------
                            (Full title of the plan)

                               WILLIAM M. BRICKMAN
                                    PRESIDENT
                               1ST BERGEN BANCORP
                              250 VALLEY BOULEVARD
                          WOOD-RIDGE, NEW JERSEY 07075
                          ----------------------------
                     (Name and address of agent for service)

                                  201 939-3400
           -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of
Securities to                 Proposed Maximum   Proposed Maximum    Amount of
be             Amount to be   Offering Price    Aggregate Offering  Registration
Registered(1)  Registered      Per Share(2)        Price(2)             Fee
================================================================================
Common Stock,
no par value
per share       50,000            $19.00           $950,000            $280
===============================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, based on the average of the high and low prices reported by the National Association of Securities Dealers, Inc. Automated Quotation system on December 19, 1997, and estimated solely for the purpose of calculating the registration fee.

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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

(b) the Registrant's Transitional Report on Form 10-Q for the quarter ended December 31, 1996;

(c) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

(d) the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

(e) the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

(f) the Registrant's Current Reports on Form 8-K as filed with the Securities and Exchange Commission on February 12, 1997, April 9, 1997, April 30, 1997, May 5, 1997, August 4, 1997 and November 19, 1997; and

(g) The Annual Report or Form 11 of the Plan for the Fiscal Year ended December 30, 1996; and

(h) the description of the Registrant's Common Stock, no par value per share, contained in the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on February 2, 1996, to register the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the

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respective date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The objective of the following indemnification provision is to assure that indemnification can be invoked by the Registrant for its directors, officers, employees and agents and former officers, directors, employees and agents who incur expenses in proving their honesty and integrity, provided they meet minimum qualifications touching upon the concept of wrongdoing.

     In accordance with the New Jersey Business Corporation Act (being Title 14A of the New Jersey Statutes), Article XI of the Registrant's Certificate of Incorporation provides as follows:

                                   ARTICLE XI
                                 INDEMNIFICATION

     The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

     The Corporation shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions (i) constitute a breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number          Description of Exhibit
--------------          ----------------------

       5(a)             Opinion of McCarter & English

       5(b) IRS Determination Letter re: qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended

      23(a)             Consent of KPMG Peat Marwick LLP

      23(b) Consent of McCarter & English (included in the opinion filed as Exhibit 5(a) hereto)

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wood-Ridge, State of New Jersey on December 15, 1997.

                                    1ST BERGEN BANCORP


                                    By: /s/ WILLIAM M. BRICKMAN
                                        ---------------------------------
                                            William M. Brickman,
                                            President and Chief Executive
                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to its Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

           Name                      Title                         Date
           ----                      -----                         ----

/s/ WILLIAM M. BRICKMAN      President and Chief             December 15, 1997
------------------------     Executive Officer
William M. Brickman


/s/ ALBERT E. GOSSWEILER     Executive Vice President and    December 15, 1997
------------------------     Chief Financial Officer
Albert E. Gossweiler


/s/ JAMES W. MASON           Chairman and Director           December 15, 1997
------------------------
James W. Mason


/s/ BERNARD LEUNG, M.D.      Director                        December 15, 1997
------------------------
Bernard Leung, M.D.


/s/ ROBERT C. MILLER         Director                        December 15, 1997
------------------------
Robert C. Miller

/s/ KATHLEEN FISHER          Director                        December 15, 1997
------------------------
Kathleen Fisher


/s/ ROBERT O'NEILL           Director                        December 15, 1997
------------------------
Robert O'Neill


/s/ RICHARD MASCH            Director                        December 15, 1997
------------------------
Richard Masch

     Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wood-Ridge, State of New Jersey on December 15, 1997.

                                                /s/ WILLIAM M. BRICKMAN
                                                -------------------------
                                                William M. Brickman
                                                Trustee


                                                /s/ ALBERT E. GOSSWEILER
                                                -------------------------
                                                Albert E. Gossweiler
                                                Trustee


                                                /s/ ROBERT C. MILLER
                                                -------------------------
                                                Robert C. Miller
                                                Trustee

               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-8
               ---------------------------------------------------
                                       OF
                                       --

                               1ST BERGEN BANCORP
                               ------------------


Exhibit No.             Name of Document                                   Page
-----------             ----------------                                   ----

   5(a)     Opinion of McCarter & English

   5(b)     IRS Determination Letter or qualification of the Plan under
            Section 401 of the Internal Revenue Code of 1986, as amended

   23(a)    Consent of KPMG Peat Marwick LLP

   23(c) Consent of McCarter & English (included in the opinion filed as Exhibit 5(a) hereto)